Cornerstone OnDemand Commission Plan

EMPLOYEE NAME:	Dave Carter
EMPLOYEE TITLE:	SVP Sales	DIVISION:	Sales
EFFECTIVE DATE:	1/1/14	TERM:	Effective Date through 12/31/14

The following sets forth the terms and conditions of your commission plan (the “Plan”). The Plan does not automatically renew at the end of the Term, and is only valid for the Term, unless it is revised by Cornerstone during the Term. Cornerstone’s Board of Directors (or its authorized committee or delegate) and/or Cornerstone’s CEO may amend, modify, alter, suspend, or terminate the Plan at any time and in its sole discretion. The Plan may only be modified with the prior written approval of Cornerstone’s CEO. All calculations and determinations with respect to the Plan shall be made by Cornerstone in its sole discretion, and shall be final. Cornerstone reserves the right to change at any time the products, services, customers, territories, accounts, commissions or bonuses assigned to you.

1)	Definitions.

a)	“Territory” means the territory assigned by your manager.

b)
“Approved Contract” means a written agreement, amendment, addendum, and/or statement of work with approved pricing between Cornerstone and a customer headquartered in the Territory for Cornerstone software and/or services, duly executed on behalf of Cornerstone by its CEO or an authorized designee during the Term.

c)
“Phased Approved Contract” means an Approved Contract where the start date for some of the software, recurring services, and/or users purchased when the Approved Contract was originally executed falls after Year 1 of the Approved Contract (e.g., Performance Cloud starts in Year 2; 10,000 users are committed for Years 2 and 3, but only 3,000 are committed for Year 1; etc.).Accordingly, for Phased Approved Contracts, “Year 1” will not always coincide with Year 1 of the Approved Contract. Example 1: Client ABC contracts for the Learning Cloud for $100,000/year, beginning in Year 1 of the Approved Contract, and the Performance Cloud for $100,000/year, beginning in Year 2 of the Approved Contract. Here, the Learning Cloud fee is first invoiced in Year 1 of the Approved Contract, but the Performance Cloud is first invoiced in Year 2 of the Approved Contract. Example 2: Client ABC commits to 1,000 users for $40,000 in Year 1, and 1,400 users for $55,000 in Years 2 and 3. Though $40,000 is first invoiced in the first year of the Approved Contract, the incremental $15,000 is first invoiced in Year 2 of the Approved Contract.

d)	“Revenue” means the fee(s) in an Approved Contract contractually committed at the time of its execution.

e)	“Software Revenue” means Revenue attributable to software subscriptions, course registrations, content delivery and/or language packs.

f)
“Service Revenue” means Revenue attributable to: (1) professional services (i.e., implementation services, business consulting, technical consulting and educational services); (2) e-learning content sales, less royalties and/or fees for content payable to third-party content vendors; or (3) other value-add services (e.g., outsourced administration, solution optimization, and premier support).

g)	“Recurring Service Revenue” means Service Revenue which is charged on an annually recurring basis.

h)	“One-time Service Revenue” means Service Revenue which is not charged on an annually recurring basis.

i)	“Year” means, with respect to a given Revenue stream (i.e., Revenue for Learning), the later of: (i) the year to which the Revenue is attributable; and (ii) the year in which the Revenue is invoiced.

j)	“Commission Month” means, with respect to an Approved Contract, one calendar month following the month in which the Approved Contract was executed.

k)
“Contingency” means, with respect to an Approved Contract: (i) a material customization (e.g., product enhancement, etc.) which may impair or delay revenue recognition; (ii) a customer right to terminate the Approved Contract for convenience and/or a failure to deliver a material customization.

l)	“Commission” means incentive compensation relating to procurement of an Approved Contract, calculated as a percentage of applicable Revenue.

m)	“Quota” means the following amount of combined Year 1 Software Revenue and Service Revenue across all Approved Contracts in your Territory:
$79,000,000

2)	Earned Commissions.
Commissions are deemed to be earned (“Earned Commissions”) for a given contract year of an Approved Contract when all of the following conditions have been satisfied:

a)	There is a valid Approved Contract in place.

b)
Any and all Contingencies affecting the period(s) for which you are claiming a Commission have cleared, unless Cornerstone in its sole discretion has waived this requirement for the particular Approved Contract.

c)
You and/or a member of your team were primarily responsible for procuring the Approved Contract covering the period(s) for which you are claiming a Commission (i.e., if you procured an Approved Contract for one year, but were not responsible for procuring renewal of that Approved Contract, you will not be eligible for Commissions for any renewal periods).

d)	You are employed by Cornerstone on the Payment Date (defined below) or applicable Payment Date anniversary.

3)	Payment of Commissions.
Cornerstone will pay Year 1 Earned Commissions at the later of: (i) one Commission Month, if execution occurs on or before the fifteenth (15th) day of the month (except in November); (ii) two Commission Months, if execution occurs after the fifteenth (15th) day of the month or anytime in November; or (iii) one calendar month after any and all Contingencies have cleared (the “Payment Date”). Commissions for subsequent years will be paid on the applicable Payment Date anniversary.

4)	Commission Rates.

a)	Regular Commission Rates. Regular Commissions are as follows:

i)	One-time Service Revenue: 0.4%

ii)	Recurring Service Revenue:

For a given Recurring Service Revenue amount, your Commission for:
Year 1 is:	Year 2 is:	Year 3 is:
0.4%	0.2%	0.12%

iii)	Software Revenue:

For a given Software Revenue amount, your Commission for:
Year 1 is:	Year 2 is:	Year 3 is:
0.5%	0.25%	0.15%

b)
Accelerated Commission Rates. Accelerated Commissions will apply to Team Approved Contract amounts exceeding one hundred percent (100%) of your total Quota in all categories during the Term. For the categories listed below, accelerated Commissions replace regular Commissions. Accelerated Commissions are as follows:

i)	One-time Service Revenue: 0.6%

ii)	Year 1 Recurring Service Revenue: 0.6%

iii)	Year 1 Software Revenue: 0.75%

5)	Bonus.

If you achieve the following Quota milestone by the following date:	You will be eligible for a bonus of:
$15,000,000 by March 31, 2014	$5,000
$32,000,000 by June 30, 2014	$5,000
$52,000,000 by September 30, 2014	$5,000
$79,000,000 by December 31, 2014	$5,000

6)	Termination of Your Employment.

a)	If you are an at-will employee, nothing contained in this document in any way changes or limits the “at-will” nature of the employment relationship between Cornerstone and you.

b)	In the event that your employment with Cornerstone terminates, you will only be paid for Earned Commissions on or prior to the date of your termination or transfer.

7)	Miscellaneous.

a)	Nothing in this document obligates Cornerstone to enter into any Approved Contracts or other agreements with any customer or otherwise.

b)	You are expected to follow the official Cornerstone pricing guidelines, which are subject to change from time to time at Cornerstone's sole discretion.

c)	The Plan supersedes any prior written or verbal discussions, agreements or understandings with respect to the bonuses, commissions and similar items of compensation for sales made during the Term.

d)
In the event that any provision or any portion of any provision hereof becomes or is declared by a court or administrative agency of competent jurisdiction to be illegal, unenforceable, or void, this Plan shall continue in full force and effect without said provision or portion of provision.

e)	The law governing the Plan, as well as venue for any action, shall be the state where the employee is employed.

f)
Notwithstanding anything to the contrary herein, all calculations regarding Quota, Revenue and Commissions are subject at all times to applicable conflict, teaming, and referral rules, which shall be made available to you online (link to be provided).

CORNERSTONE
By:    /s/ Adam Miller
Name:    Adam Miller\2n\
Date:    April 3, 2014\2d\
Agreed and accepted:
By:    /s/ Dave Carter\1s\
Name:    Dave Carter1n\
Date:    March 20, 20141d\